UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by Xerium Technologies, Inc. (the “Company”) on June 23, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Stockholders held on June 17, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company regarding how frequently it will conduct future advisory stockholder votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) As previously disclosed in the Original 8-K, at the 2011 Annual Meeting, the Company’s stockholders approved, on an advisory basis, to hold the advisory stockholder vote on the compensation of the Company’s named executive officers every three years, consistent with the recommendation of the Company’s Board of Directors. In light of this vote, the Company has determined that it will hold an advisory stockholder vote on the compensation of the Company’s named executive officers every three years until the next advisory stockholder vote on this matter is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: November 18, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO